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                                                                    EXHIBIT 10.6


                               THIRD AMENDMENT TO
                           ENSTAR NATURAL GAS COMPANY
                             THRIFT INVESTMENT PLAN



         WHEREAS, SEAGULL ENERGY CORPORATION (the "Company") has heretofore adopted and maintains the ENSTAR NATURAL GAS COMPANY THRIFT INVESTMENT PLAN (the "Plan"); and

         WHEREAS, Section 13.1 of the Plan provides the Administrative Committee appointed by the Chief Executive Officer of the Company to administer the Plan (the "Committee") shall have the authority to amend the Plan to comply with applicable statutory or regulatory requirements; and

         WHEREAS, the Committee desires to amend the Plan for this purpose;

         NOW, THEREFORE, the Plan is hereby amended as follows:

I.       Effective January 1, 1993:

         1. The following new Paragraphs (16A), (17A), (19A) and (19B) shall be added to Section 1.1 of the Plan:

         "(16A) DIRECT ROLLOVER: A payment by the Plan to an Eligible Retirement Plan designated by a Distributee.

         (17A) DISTRIBUTEE: Each (A) Member entitled to an Eligible Rollover Distribution, (B) Member's surviving spouse with respect to the interest of such surviving spouse in an Eligible Rollover Distribution, and (C) former spouse of a Member who is an alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, with regard to the interest of such former spouse in an Eligible Rollover Distribution.

         (19A) ELIGIBLE RETIREMENT PLAN: (A) With respect to a Distributee other than a surviving spouse, an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified plan described in section 401(a) of the Code, which under its provisions accepts such Distributee's Eligible Rollover Distribution and (B) with respect to a Distributee who is a surviving spouse, an individual retirement account described in section





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                         408(a) of the Code or an individual retirement annuity
                         described in section 408(b) of the Code.

         (19B) ELIGIBLE ROLLOVER DISTRIBUTION: Any distribution of all or any portion of the Accounts of a Distributee other than (A) a distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary or for a specified period of ten years or more, (B) a distribution to the extent such distribution is required under section 401(a)(9) of the Code, (C) the portion of a distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities), (D) a loan treated as a distribution under section 72(p) of the Code and not excepted by section 72(p)(2), (E) a loan in default that is a deemed distribution, (F) any corrective distributions provided in Sections 3.8 and 4.4(b), and (G) any other distribution so designated by the Internal Revenue Service in revenue rulings, notices, and other guidance of general applicability."

         2. Paragraph 3.1(g) of the Plan shall be deleted and the following shall be substituted therefor:

                 "(g)     As soon as administratively feasible following each
         payroll period, the Company shall contribute, as Cash or Deferred Contributions with respect to each Member, an amount equal to the amount of Compensation elected to be deferred, pursuant to Paragraphs
         (a) and (b) above (as adjusted pursuant to Paragraph (f) above), by such Member during such payroll period. Such contributions, as well as the contributions pursuant to Sections 3.3 and 3.4, shall be made without regard to current or accumulated profits of the Company. Notwithstanding the foregoing, the Plan is intended to qualify as a profit sharing plan for purposes of sections 401(a), 402, 412 and 417 of the Code."

         3.      The following new Paragraph 3.2(e) shall be added to Section
3.2 of the Plan:

                 "(e) As soon as administratively feasible following the end of each payroll period, the Company shall contribute, as Member Contributions with respect to each Member, an amount equal to the amount of Compensation elected to be contributed, pursuant to Paragraphs (a) and (b) above (as adjusted pursuant to Paragraph (d) above), by such Member during such payroll period."





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         4.      Section 3.3 of the Plan shall be deleted and the following shall be substituted therefor:

                 "3.3 COMPANY MATCHING CONTRIBUTIONS. As soon as administratively feasible following the end of each payroll period, the Company shall contribute on behalf of each Member, as Company Matching Contributions, an amount which equals 50% of the Cash or Deferred Contributions and/or Member Contributions which were made pursuant to Sections 3.1 and 3.2 on behalf of and by such Member during such payroll period and which were designated as Basic Contributions by such Member."

         5. Paragraphs (a), (b) and (c) of Section 4.2 of the Plan shall be deleted and the following shall be substituted therefor:

                 "(a)     Cash or Deferred Contributions made by the Company on
         a Member's behalf pursuant to Section 3.1 shall be allocated to such Member's Cash or Deferred Account as of the last day of each payroll period; provided, however, that for purposes of Section 4.3 only, such contributions shall be allocated to the Cash or Deferred Account of such Member as soon as administratively feasible after such contributions are received by the Trustee.

                 (b)      Member Contributions made by a Member pursuant to
         Section 3.2 shall be allocated to the Member Contribution Account of such Member as of the last day of each payroll period; provided, however, that for purposes of Section 4.3 only, such contributions shall be allocated to the Member Contribution Account of such Member as soon as administratively feasible after such contributions are received by the Trustee.

                 (c) The Company Matching Contributions made on a Member's behalf for a month pursuant to Section 3.3 shall be allocated to the Company Contribution Account of the Member as of the last day of each payroll period; provided, however, that for purposes of Section 4.3 only, such contributions shall be allocated to the Company Contribution Account of such Member as soon as administratively feasible after such contributions are received by the Trustee."

         6. The last sentence of Section 7.1(b) of the Plan shall be deleted and the following shall be substituted therefor:

         "The Committee shall furnish information pertinent to his consent to each Member no less than thirty days and no more than ninety days before his Benefit Commencement Date, and the furnished information shall include a general description of the material features of, and an explanation of the relative values of, the alternative forms of benefit available under the Plan and must inform the Member of his right to defer his Benefit Commencement Date and of his Direct Rollover right pursuant to Section 7.10 below, if





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         applicable.  If a distribution is one to which sections 401(a)(11) and
         417 of the Code do not apply, such distribution may commence less than thirty days after the notice required under section 1.411(a)-11(c) of the Treasury regulations is given, provided that (i) the Committee clearly informs the Member that the Member has a right to a period of at least thirty days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option) and (ii) the Member, after receiving the notice, affirmatively elects a distribution."

         7. The third sentence of Section 7.3 of the Plan shall be deleted and the following shall be substituted therefor:

         "Benefits paid in a lump sum shall be paid (or transferred pursuant to Section 7.10) in cash except that a Member (or his designated beneficiary or legal representative in the case of a deceased Member) may elect to have the portion of his Accounts invested in the Company Stock Fund distributed (or transferred pursuant to Section 7.10) in full shares of Company Stock to the extent of the Member's pro rata portion of the shares of Company Stock held in such Fund with any balance of the Member's interest in such Fund (including fractional shares) to be paid or transferred in cash."

         8.      The following shall be added to the end of Section 7.5 of the
Plan:

         "No less than thirty days and no more than ninety days before his Benefit Commencement Date, the Committee shall inform the Member of his Direct Rollover rights pursuant to Section 7.10 below. A distribution or Direct Rollover of the Member's benefit may commence less than thirty days after such notice is given, provided that (1) the Committee clearly informs the Member that the Member has a right to a period of at least thirty days after receiving the notice to consider the decision of whether or not to elect a Direct Rollover pursuant to Section 7.10 below, and (2) the Member, after receiving the notice, affirmatively elects either a distribution or a Direct Rollover or a combination thereof."

         9. The following new Section 7.10 shall be added to Article VII of the Plan:

                 "7.10 DIRECT ROLLOVER ELECTION.

                 (a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have all or any portion of an Eligible Rollover Distribution (other than any portion attributable to the offset of an outstanding loan balance of such Member pursuant to the Plan's loan procedure) paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. The preceding sentence notwithstanding, a Distributee may elect a Direct Rollover pursuant to this Section only if such Distributee's Distributions during the





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         Plan Year are reasonably expected to total $200 or more.  Furthermore, if less than 100% of the Member's Eligible Rollover Distribution is to be a Direct Rollover, the amount of the Direct Rollover must be $500 or more. Prior to any Direct Rollover pursuant to this Section, the Distributee shall furnish the Committee with a statement from the plan, account, or annuity to which the benefit is to be transferred verifying that such plan, account, or annuity is, or is intended to be, an Eligible Retirement Plan.

                 (b) No less than thirty days and no more than ninety days before his Benefit Commencement Date, the Committee shall inform the Distributee of his Direct Rollover right pursuant to this Section. A distribution or Direct Rollover of the Distributee's benefit may commence less than thirty days after such notice is given, provided that (1) the Committee clearly informs the Distributee that the Distributee has a right to a period of at least thirty days after receiving the notice to consider the decision of whether or not to elect a Direct Rollover and (2) the Distributee, after receiving the notice, affirmatively elects either a distribution or a Direct Rollover or a combination thereof."

         10. The following sentence shall be added to the end Section 8.5(a) of the Plan:

         "Any withdrawal pursuant to this Article VIII shall be subject to the Direct Rollover election described in Section 7.10."

II.      Effective August 5, 1993, the following shall be added to the end of
Section 1.1(23) of the Plan:

         "Hours of Service shall also include any hours required to be credited by federal law other than the Act or the Code, but only under the conditions and to the extent so required by such federal law."

III.     Effective August 1, 1994, Section 7.5 of the Plan shall be deleted.

IV. Effective January 1, 1997, the last sentence of Section 1.1(15) of the Plan shall be deleted and the following shall be substituted therefor:

         "The above notwithstanding, the Compensation of any Member taken into account for purposes of the Plan shall be limited to $150,000 for any Plan Year with such amount to be (i) adjusted automatically to reflect any amendments to section 401(a)(17) of the Code and any cost-of-living increases authorized by section 401(a)(17) of the Code,
         (ii) prorated for a Plan Year of less than twelve months and to the extent otherwise required by applicable law, and (iii) in the case of a Member who is either a five-percent owner of the Company (within the meaning of section 416(i)(1)(A)(iii) of the Code) or is one of the ten most Highly Compensated Employees for the Plan Year and who has a spouse and/or lineal descendants who are under the age of



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         nineteen as of the end of a Plan Year who receive Compensation during such Plan Year, prorated and allocated among such Member, his spouse, and/or lineal descendants under the age of nineteen based on the Compensation for such Plan Year of each such individual."

V.       As amended hereby, the Plan is specifically ratified and reaffirmed.

         EXECUTED this 1st day of September, 1994.

                                                   ADMINISTRATIVE COMMITTEE
                                                   ENSTAR NATURAL GAS COMPANY
                                                   THRIFT INVESTMENT PLAN


                                                      /s/ R. F. BARNES
                                                   By __________________________



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